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News

FOR IMMEDIATE RELEASE
February 20, 2008

Huron Consulting Group Reports
Fourth Quarter and Full Year 2007 Financial Results

•	Revenues of $136.0 million for Q4 2007 increased 63.0% from $83.4 million in Q4 2006.
•	Full year 2007 revenues of $504.3 million increased 74.7% from full year 2006 revenues of $288.6 million.
•	Diluted earnings per share for Q4 2007 were $0.63 compared to $0.46 in Q4 2006.
•	Diluted earnings per share for the full year 2007 were $2.32 compared to $1.54 for the full year 2006.
•
Average number of full-time billable consultants(1) totaled 1,199 for Q4 2007 compared to 777 for Q4 2006. Average number of full-time equivalent professionals(4) totaled 616 for Q4 2007 compared to 343 in the same period last year.

CHICAGO - February 20, 2008 - Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of financial and operational consulting services, today announced financial results for the fourth quarter and full year ended December 31, 2007.

"We are pleased by Huron's strong growth in 2007 and we continued to see increased demand across our service offerings. We made significant progress in continuing to build a business model that will meet the evolving needs of the marketplace. Through strategic acquisitions and organic growth, Huron was able to attract and retain top talent focused on superior client service,” said Gary E. Holdren, chairman and chief executive officer, Huron Consulting Group.

"We remain optimistic and excited about the demand for our services entering 2008. Our Health and Education Consulting and Legal Consulting segments were major contributors to our strong results in 2007. Our portfolio of healthcare offerings has done very well, and we expect great things in that area in 2008. Our innovative approach to the legal marketplace was significantly bolstered by the introduction of the V3locityTM e-discovery solution in early 2008. In Financial Consulting, we are providing full service solutions to the office of the CFO and their direct reports. Our complement of finance and accounting experts combined with our on-demand resources are being well received in the marketplace. Our Strategy practice is thriving, and we are prepared to meet the anticipated increase in restructuring activity this year. Huron can help clients steer through the current climate of challenge and uncertainty,” said Holdren.

Fourth Quarter 2007 Results
Revenues of $136.0 million for the fourth quarter of 2007 increased 63.0% from $83.4 million for the fourth quarter of 2006. The Company's fourth quarter 2007 operating income increased 61.3% to $23.2 million compared to $14.4 million in the fourth quarter of 2006. Net income was $11.5 million, or $0.63 per diluted share, for the fourth quarter of 2007 compared to $8.0 million, or $0.46 per diluted share, for the same period last year. Financial results for the fourth quarter of 2007 included $1.2 million of rapid amortization on intangible assets. There was no rapid amortization during the fourth quarter of 2006.

Fourth quarter 2007 earnings before interest, taxes, depreciation and amortization ("EBITDA")(5) increased 65.5% to $29.2 million, or 21.5% of revenues, compared to $17.6 million, or 21.1% of revenues, in the comparable quarter last year. Adjusted EBITDA(5), which excludes share-based compensation expense, rose 71.6% to $34.8 million, or 25.6% of revenues, compared to $20.2 million, or 24.3% of revenues, in the comparable quarter last year.

The average number of full-time billable consultants(1) increased 54.3% to 1,199 in the fourth quarter of 2007 compared to 777 in the same quarter last year. Huron also has a number of variable, on-demand consultants, contract reviewers and other professionals who generate revenues based on number of hours worked and units produced, such as pages reviewed and data processed. The average number of full-time equivalent professionals(4) increased 79.6% to 616 in the fourth quarter of 2007 compared to 343 for the comparable period in 2006. Full-time billable consultant utilization rate was 69.9% during the fourth quarter of 2007 compared with 77.9% during the same period last year. Average billing rate per hour for full-time billable consultants increased 5.4% to $275 for the fourth quarter of 2007 from $261 for the fourth quarter of 2006.

Full Year 2007 Results
Revenues of $504.3 million for the full year ended December 31, 2007 increased 74.7% from $288.6 million for the full year ended December 31, 2006. The Company's operating income increased 76.3% to $83.7 million for the full year ended December 31, 2007 compared to $47.5 million for the same period last year. Net income was $41.9 million, or $2.32 per diluted share, for the full year ended December 31, 2007 compared to $26.7 million, or $1.54 per diluted share, for the comparable period last year. Financial results for the full year 2007 and 2006 included $7.9 million and $2.1 million, respectively, of rapid amortization of intangible assets.

Full year 2007 EBITDA(5) increased 84.9% to $108.9 million, or 21.6% of revenues, compared to $58.9 million, or 20.4% of revenues, in the comparable period last year. Adjusted EBITDA(5), which excludes share-based compensation expense and costs associated with a secondary offering of the Company's common stock in the first quarter of 2006, increased 85.7% to $128.8 million, or 25.5% of revenues, compared to $69.3 million, or 24.0% of revenues, in the same period last year.

Huron's full-time billable consultant utilization rate was 74.6% during the full year 2007 compared to 77.8% during the full year 2006. Average billing rate per hour for full-time billable consultants increased 5.7% to $278 for the full year 2007, up from $263 for 2006.

Operating Segments Results
Huron continues to demonstrate the success of its broad portfolio of service offerings with solid revenue growth based upon strong market demand. The Company’s operating segments are as follows: Financial Consulting; Legal Consulting; Health and Education Consulting; and Corporate Consulting.

Segment results are included in the attached schedules and in Huron's Form 10-K filing for the year ended December 31, 2007.

Acquisitions
In January 2007, Huron acquired Wellspring Partners LTD, a leading management consulting firm specializing in integrated performance improvement services for hospitals and health systems, and Glass & Associates, Inc., a leading turnaround and restructuring firm.

In July 2007, Huron acquired Callaway Partners, LLC, a professional services firm focused on providing CFO solutions. Callaway specializes in project management and staff augmentation for clients, including general accounting/finance support, accounting and SEC reporting advisory services, internal audit, Sarbanes-Oxley compliance and corporate tax solutions.

Outlook for 2008
Based on currently available information, the Company expects Q1 2008 revenues before reimbursable expenses in a range of $142 million to $147 million, EBITDA in a range of $28 million to $30 million, operating income in a range of $23 million to $25 million, and between $0.66 and $0.70 in diluted earnings per share.

The Company anticipates full year 2008 revenues before reimbursable expenses in a range of $640 million to $670 million, EBITDA in a range of $132 million to $138 million, operating income in a range of $111 million to $117 million, and between $3.10 and $3.28 in diluted earnings per share.

Share-based compensation expense of approximately $6 million and $28 million is included in the Q1 2008 and full year 2008 estimates, respectively. Weighted average diluted share counts for 2008 are estimated to be 18.4 million for Q1 2008 and 18.6 million for full year 2008.

Fourth Quarter and Full Year 2007 Webcast
The Company will host a webcast to discuss its financial results today at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). The conference call is being webcast by Thomson and can be accessed at Huron Consulting Group’s website at www.huronconsultinggroup.com/webcasts.aspx. A replay will be available approximately two hours after the end of the webcast and for 90 days thereafter.

About Huron Consulting Group
Huron Consulting Group helps clients effectively address complex challenges that arise in litigation, disputes, investigations, regulatory compliance, procurement, financial distress, and other sources of significant conflict or change. The Company also helps clients deliver superior customer and capital market performance through integrated strategic, operational, and organizational change. Huron provides services to a wide variety of both financially sound and distressed organizations, including Fortune 500 companies, medium-sized businesses, leading academic institutions, healthcare organizations, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature and concern Huron Consulting Group's current expectations about the Company's reported results for 2007 and future results in 2008 are "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continue.” These forward-looking statements reflect our current expectation about our future results, levels of activity, performance or achievements, including without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization and billing rates, number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions do not change from current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Therefore, you should not place undue reliance on these forward-looking statements. Please see “Risk Factors” in our 2007 annual report on Form 10-K and in other documents we file with the Securities and Exchange Commission for a complete description of the material risks we face.

Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com

Investor Contact:
Gary L. Burge, Chief Financial Officer
312-583-8722
garyburge@huronconsultinggroup.com
###

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2007	2006	2007	2006
Revenues and reimbursable expenses:
Revenues	$135,966	$83,438	$504,292	$288,588
Reimbursable expenses	11,430	13,279	43,661	33,330
Total revenues and reimbursable expenses	147,396	96,717	547,953	321,918
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	79,739	47,170	293,387	163,569
Intangible assets amortization	1,241	24	7,993	2,207
Reimbursable expenses	11,410	13,266	43,449	33,506
Total direct costs and reimbursable expenses	92,390	60,460	344,829	199,282
Operating expenses:
Selling, general and administrative	27,068	18,648	102,176	65,926
Depreciation and amortization	4,705	3,203	17,207	9,201
Total operating expenses	31,773	21,851	119,383	75,127
Operating income	23,233	14,406	83,741	47,509
Other income (expense):
Interest expense, net	(2,392)	(338)	(8,263)	(703)
Other income (expense)	(117)	16	19	16
Total other expense	(2,509)	(322)	(8,244)	(687)
Income before provision for income taxes	20,724	14,084	75,497	46,822
Provision for income taxes	9,222	6,056	33,596	20,133
Net income	$11,502	$8,028	$41,901	$26,689

Earnings per share:
Basic	$0.67	$0.48	$2.47	$1.63
Diluted	$0.63	$0.46	$2.32	$1.54

Weighted average shares used in calculating earnings per share:
Basic	17,169	16,616	16,944	16,359
Diluted	18,228	17,607	18,033	17,317

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	December 31, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$2,993	$16,572
Receivables from clients, net	86,867	41,848
Unbilled services, net	28,245	22,627
Income tax receivable	13,492	3,637
Deferred income taxes	13,680	15,290
Other current assets	10,435	6,435
Total current assets	155,712	106,409
Property and equipment, net	38,147	27,742
Deferred income taxes	3,628	5,433
Deposits and other assets	8,737	2,294
Intangible assets, net	13,936	4,238
Goodwill	223,053	53,328
Total assets	$443,213	$199,444

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,823	$2,684
Accrued expenses	17,748	12,712
Accrued payroll and related benefits	58,279	41,649
Accrued consideration for business acquisitions	32,422	—
Income tax payable	1,342	—
Deferred revenues	5,278	4,035
Bank borrowings	—	8,000
Current portion of notes payable and capital lease obligations	1,309	1,282
Total current liabilities	122,201	70,362
Non-current liabilities:
Deferred compensation and other liabilities	3,795	1,169
Notes payable and capital lease obligations, net of current portion	234	1,000
Bank borrowings	123,500	—
Deferred lease incentives	9,699	10,333
Total non-current liabilities	137,228	12,502
Commitments and contingencies	—	—
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 19,279,176 and 18,470,623 shares issued at December 31, 2007 and 2006, respectively	182	178
Treasury stock, at cost, 589,755 and 398,783 shares at December 31, 2007 and 2006, respectively	(20,703)	(9,396)
Additional paid-in capital	116,148	79,598
Retained earnings	88,101	46,200
Accumulated other comprehensive income	56	—
Total stockholders’ equity	183,784	116,580
Total liabilities and stockholders’ equity	$443,213	$199,444

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended December 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2007	2006
Revenues and reimbursable expenses:
Financial Consulting	$46,749	$30,572	52.9%
Legal Consulting	20,437	18,034	13.3%
Health and Education Consulting	50,010	23,880	109.4%
Corporate Consulting	18,770	10,952	71.4%
Total revenues	135,966	83,438	63.0%
Total reimbursable expenses	11,430	13,279	(13.9%)
Total revenues and reimbursable expenses	$147,396	$96,717	52.4%
Operating income:
Financial Consulting	$17,761	$14,382	23.5%
Legal Consulting	5,876	5,447	7.9%
Health and Education Consulting	21,285	7,060	201.5%
Corporate Consulting	2,809	4,640	(39.5%)
Total segment operating income	47,731	31,529	51.4%
Operating expenses not allocated to segments	24,498	17,123	43.1%
Total operating income	$23,233	$14,406	61.3%

Other Operating Data:
Number of full-time billable consultants (at period end) (1):
Financial Consulting	367	268	36.9%
Legal Consulting	173	121	43.0%
Health and Education Consulting	439	274	60.2%
Corporate Consulting	230	131	75.6%
Total	1,209	794	52.3%
Average number of full-time billable consultants (for the period) (1):
Financial Consulting	368	260	41.5%
Legal Consulting	171	120	42.5%
Health and Education Consulting	433	265	63.4%
Corporate Consulting	227	132	72.0%
Total	1,199	777	54.3%
Full-time billable consultant utilization rate (2):
Financial Consulting	68.4%	85.6%
Legal Consulting	66.7%	72.5%
Health and Education Consulting	78.7%	77.0%
Corporate Consulting	58.1%	69.4%
Total	69.9%	77.9%
Full-time billable consultant average billing rate per hour (3):
Financial Consulting	$274	$282
Legal Consulting	$232	$238
Health and Education Consulting	$283	$239
Corporate Consulting	$289	$280
Total	$275	$261
Revenue per full-time billable consultant (in thousands):
Financial Consulting	$83	$112
Legal Consulting	$65	$69
Health and Education Consulting	$103	$85
Corporate Consulting	$79	$82
Total	$87	$91
Average number of full-time equivalents (for the period) (4):
Financial Consulting	281	9	N/M
Legal Consulting	272	320	(15.0%)
Health and Education Consulting	51	12	325.0%
Corporate Consulting	12	2	500.0%
Total	616	343	79.6%
Revenue per full-time equivalents (in thousands):
Financial Consulting	$58	$147
Legal Consulting	$34	$31
Health and Education Consulting	$108	$104
Corporate Consulting	$76	$56
Total	$52	$36

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Twelve Months Ended December 31,		Percent Increase
Segment and Consolidated Operating Results (in thousands):	2007	2006
Revenues and reimbursable expenses:
Financial Consulting	$156,013	$109,220	42.8%
Legal Consulting	89,849	47,774	88.1%
Health and Education Consulting	181,439	84,108	115.7%
Corporate Consulting	76,991	47,486	62.1%
Total revenues	504,292	288,588	74.7%
Total reimbursable expenses	43,661	33,330	31.0%
Total revenues and reimbursable expenses	$547,953	$321,918	70.2%
Operating income:
Financial Consulting	$60,873	$50,304	21.0%
Legal Consulting	28,293	13,884	103.8%
Health and Education Consulting	66,289	25,375	161.2%
Corporate Consulting	19,961	17,816	12.0%
Total segment operating income	175,416	107,379	63.4%
Operating expenses not allocated to segments	91,675	59,870	53.1%
Total operating income	$83,741	$47,509	76.3%

Other Operating Data:
Number of full-time billable consultants (at period end) (1):
Financial Consulting	367	268	36.9%
Legal Consulting	173	121	43.0%
Health and Education Consulting	439	274	60.2%
Corporate Consulting	230	131	75.6%
Total	1,209	794	52.3%
Average number of full-time billable consultants (for the period) (1):
Financial Consulting	315	239	31.8%
Legal Consulting	139	112	24.1%
Health and Education Consulting	381	231	64.9%
Corporate Consulting	191	117	63.2%
Total	1,026	699	46.8%
Full-time billable consultant utilization rate (2):
Financial Consulting	73.7%	81.6%
Legal Consulting	73.4%	71.7%
Health and Education Consulting	79.4%	79.3%
Corporate Consulting	67.7%	72.7%
Total	74.6%	77.8%
Full-time billable consultant average billing rate per hour (3):
Financial Consulting	$290	$285
Legal Consulting	$240	$232
Health and Education Consulting	$271	$231
Corporate Consulting	$303	$307
Total	$278	$263
Revenue per full-time billable consultant (in thousands):
Financial Consulting	$398	$443
Legal Consulting	$305	$297
Health and Education Consulting	$407	$345
Corporate Consulting	$390	$403
Total	$387	$381
Average number of full-time equivalents (for the period) (4):
Financial Consulting	125	7	N/M
Legal Consulting	338	120	181.7%
Health and Education Consulting	60	14	328.6%
Corporate Consulting	7	1	N/M
Total	530	142	273.2%
Revenue per full-time equivalents (in thousands):
Financial Consulting	$246	$474
Legal Consulting	$141	$121
Health and Education Consulting	$438	$319
Corporate Consulting	$344	$282
Total	$202	$159
———————
(1)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.
(2)
Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(3)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(4)
Consists of our variable, on-demand consultants, contract reviewers and other professionals who generate revenues primarily based on number of hours worked, and units produced, such as pages reviewed and data processed.

N/M	Not meaningful, change greater than 500%.

HURON CONSULTING GROUP INC.
RECONCILIATION OF OPERATING INCOME TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (5)
(in thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2007	2006	2007	2006
Revenues	$135,966	$83,438	$504,292	$288,588

Operating income	$23,233	$14,406	$83,741	$47,509
Add back:
Depreciation and amortization	5,946	3,227	25,200	11,408
Earnings before interest, taxes, depreciation and amortization (EBITDA) (5)	29,179	17,633	108,941	58,917
Add back:
Share-based compensation	5,574	2,616	19,812	9,839
Secondary offering costs	—	—	—	567
Total adjusted items	5,574	2,616	19,812	10,406
Adjusted EBITDA (5)	$34,753	$20,249	$128,753	$69,323
Adjusted EBITDA as a percentage of revenues	25.6%	24.3%	25.5%	24.0%

RECONCILIATION OF NET INCOME TO NET INCOME BEFORE SECONDARY OFFERING COSTS AND ADJUSTED NET INCOME (5)
(in thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2007	2006	2007	2006
Net income	$11,502	$8,028	$41,901	$26,689
Diluted earnings per share	$0.63	$0.46	$2.32	$1.54

Add back: Secondary offering costs, net of tax	—	—	—	567
Net income before secondary offering costs (5)	$11,502	$8,028	$41,901	$27,256
Diluted earnings per share before secondary offering costs (5)	$0.63	$0.46	$2.32	$1.57

Add back other adjustments:
Amortization of intangible assets	2,881	1,030	14,328	4,547
Share-based compensation	5,574	2,616	19,812	9,839
Tax effect	(3,458)	(1,491)	(13,963)	(5,884)
Total adjustments, net of tax	4,997	2,155	20,177	8,502
Adjusted net income (5)	$16,499	$10,183	$62,078	$35,758
Adjusted diluted earnings per share (5)	$0.91	$0.58	$3.44	$2.06
———————
(5)
In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, net income before secondary offering costs, and adjusted net income, which are non-GAAP measures. Management believes that the use of such measures, as supplements to operating income, net income and other GAAP measures, are useful indicators of the Company’s financial performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Additionally, these measures exclude certain items to provide better comparability from period to period. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.